Exhibit 99.1

KQC Quantum, Inc. and Charlton Aria Acquisition Corporation Announce Definitive Business Combination Agreement to Take Korea’s Enterprise Quantum Computing and Quantum-Safe Security Company Public on Nasdaq

KQC helps enterprises put quantum computing and post-quantum cryptography to work through Qubiteer, its AI-driven hybrid quantum platform, access to multiple quantum technologies, and quantum-safe security products

Combined company, KQC Quantum, Inc., expected to list on Nasdaq; proceeds to fund product commercialization and the conversion of customer pilots into deployments

Transaction Highlights

●	Enterprise quantum, built for adoption. KQC works in the layer between quantum hardware and industry: it defines customer problems, builds the models, runs them on the most suitable classical, quantum or hybrid resource, and integrates the results. Its Qubiteer platform, currently in development, uses AI to turn business problems into solvable models and to select the best-fit solver.

●	Hardware-agnostic by design. KQC provides access to third party quantum systems across superconducting, trapped-ion, neutral-atom, photonic and quantum annealing platforms, allowing it to match each workload to the most suitable technology as quantum hardware evolves.

●	Industrial and financial references. KQC has completed quantum computing projects with POSCO Holdings in battery materials and with Busan Transportation Corporation in urban rail scheduling, and paid post-quantum security proofs of concept with Industrial Bank of Korea (IBK) and LS ITC.

●	A second growth engine in quantum-safe security. Following the finalization of the first U.S. post-quantum cryptography standards in 2024, KQC supplies and integrates quantum-safe hardware security, authentication and key-management products for enterprises beginning their migration.

●	Transaction terms. The transaction values KQC at a pre-money equity value of $80 million, with KQC shareholders receiving shares of the combined company valued at $11.00 per share. Existing KQC shareholders will roll 100% of their equity into the combined company.

●	Capital. Charlton Aria’s trust account held approximately $93.5 million as of September 25, 2026. The cash available at closing will depend on redemptions by Charlton Aria shareholders.

●	Timing. The transaction is expected to close in the first half of 2027 subject to approval by Charlton Aria shareholders, an extension of Charlton Aria’s business combination deadline and other customary closing conditions.

WILMINGTON, Del. and BUSAN, South Korea, October 7, 2026 (GLOBE NEWSWIRE) -- KQC Quantum, Inc. (“KQC Parent”), the Delaware parent company of Korea Quantum Computing Co., Ltd. (“KQC” or the “Company”), which helps enterprises adopt quantum computing and quantum-safe security, and Charlton Aria Acquisition Corporation (Nasdaq: CHAR) (“Charlton Aria”), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”).

Upon completion of the proposed transaction (the “Business Combination”), Charlton Aria will become a wholly owned subsidiary of KQC Parent, with shares of common stock of the combined company expected to trade on The Nasdaq Stock Market under the ticker symbol “KQC.”

The Business Combination is expected to give KQC access to the U.S. public capital markets to fund its next stage of commercialization: engineering Qubiteer and its quantum-safe security platform into repeatable products, building the teams that turn customer pilots and proofs of concept into deployments, and completing product security certifications.

Putting Quantum Technology to Work for Enterprises

KQC was founded in Busan in 2021 on the view that enterprises adopt quantum technology not because of hardware milestones alone, but when a real business problem can be expressed in a form a computer can solve, run on the right resource, and delivered in a way that fits their systems and security requirements. KQC does not build quantum processors. It focuses on the work between hardware and industry — problem definition, mathematical modeling, solver selection, execution and integration — and on protecting enterprise systems as quantum computing advances.

Qubiteer: AI-driven hybrid quantum computing

Currently in development with a demo launched in June 2026, Qubiteer lets a user describe a business problem and its constraints. AI builds and checks the corresponding mathematical model, Qubiteer compares classical, quantum and hybrid solvers for the workload, and results are presented against the business objective. Because the platform selects the approach that fits each problem, customers can benefit from today’s classical and hybrid methods while gaining a path to quantum hardware as it improves. Initial application areas include industrial optimization and scheduling.

Quantum computing services and multi-vendor access

KQC provides applied research, modeling and quantum computing access to enterprise and research customers. As an example, it works with D-Wave’s quantum annealing systems through D-Wave’s Leap quantum cloud service. Since 2022, KQC has carried out projects across materials, transportation and pharmaceutical research, including the search for high-performance cathode materials for secondary batteries with POSCO Holdings, which combined quantum optimization with first-principles calculations, and train and crew scheduling optimization for Busan’s urban rail network with Busan Transportation Corporation under a national R&D program supported by Korea’s Ministry of Science and ICT. KQC researchers have also co-authored peer-reviewed research applying quantum annealing to real-world data.

Quantum-safe security

Organizations need to replace the public-key cryptography that protects today’s systems before large-scale quantum computers can break it, and because sensitive data can be captured now and decrypted later, that transition has already begun. The U.S. National Institute of Standards and Technology finalized its first three post-quantum cryptography standards in August 2024. KQC helps enterprises plan and carry out this migration. Through partnerships, KQC supplies and integrates post-quantum hardware security modules and key and secrets management. It is also developing its own products for hardware-based authentication and embedded key protection, as well as QuantumSpan, a platform designed to help enterprises inventory their cryptographic assets and manage migration across their existing security infrastructure. KQC has completed paid post-quantum security proofs of concept with Industrial Bank of Korea (IBK) and LS ITC.

Commercialization and Growth Strategy

KQC grows through repeatable customer outcomes. In quantum computing, it starts with a defined customer problem, demonstrates value against a classical baseline, and then expands Qubiteer usage by reusing validated models across related workloads. In security, it starts with a priority system, validates compatibility in a paid pilot, deploys the selected products, and extends coverage and support over time, with QuantumSpan designed to turn migration projects into platform subscriptions.

KQC operates in a market shaped by national policy: Korea has adopted a national quantum strategy and a dedicated law to promote quantum science, technology and industry. KQC is also building partner channels outside Korea, beginning in Southeast Asia with a memorandum of understanding with GEM announced in September 2026.

Following completion of the Business Combination, KQC expects to use the proceeds for product engineering for Qubiteer, QuantumSpan and its security products; customer delivery and industry-solution teams; completing security certifications, including KCMVP; public-company readiness; and working capital and general corporate purposes.

Management Commentary

Ji Hoon Kweon, Chairman of KQC, said: “Today’s agreement is an important step for KQC. When we founded the company in 2021, we believed enterprises would adopt quantum technology not because of hardware milestones, but when someone could take a real business problem, connect it to the right computing and security tools, and deliver a result they could use. That is the work we have been doing with Korean industrial and financial customers, and Qubiteer and our security products are designed to make it repeatable. A Nasdaq listing gives us the capital and the visibility to bring this model to more customers, in Korea and beyond, and we are excited to continue accelerating customer adoption.”

Jung Min Lee, Chairman and Chief Executive Officer of Charlton Aria, said: “We looked for a company with real customer engagements, products in the market and a clear use for public capital. KQC has built its business around what enterprises can use today: software that makes hybrid quantum computing practical, and security products for a migration that is already under way. We believe this transaction gives KQC the resources for its next stage of growth.”

Transaction Overview

The Business Combination Agreement has been approved by the boards of directors of KQC and Charlton Aria. Under the agreement, a newly formed Cayman Islands subsidiary of KQC Parent (“Merger Sub”) will merge with and into Charlton Aria, with Charlton Aria surviving as a wholly owned subsidiary of KQC Parent. Charlton Aria shareholders will receive one share of KQC common stock for each Class A ordinary share they hold, and holders of Charlton Aria rights will receive one-eighth of one share of KQC common stock for each right.

The transaction values KQC at a pre-money equity value of approximately $80 million, at $11.00 per share. The transaction implies a pro forma equity value of approximately $215 million, based on the assumptions set out in the investor presentation.

Charlton Aria’s trust account held approximately $93.5 million as of September 25, 2026. The cash available to the combined company at closing will depend on the level of redemptions by Charlton Aria shareholders, including in connection with the extension meeting described below. The Business Combination Agreement includes a minimum cash condition of $30 million.

The cash available at closing is expected to be used for the purposes described above, to pay transaction expenses, and for working capital and general corporate purposes.

Existing KQC shareholders will roll 100% of their equity into the combined company and are expected to own approximately 37% of the combined company at closing assuming no redemptions by Charlton Aria shareholders, and approximately 47% assuming a 50% redemption scenario.

The Business Combination is expected to close during the first half of 2027, subject to approval by Charlton Aria shareholders, the registration statement on Form S-4 being declared effective by the U.S. Securities and Exchange Commission (“SEC”), approval of KQC’s common stock for listing on Nasdaq, satisfaction of the minimum cash condition, and other customary closing conditions.

Charlton Aria must complete its initial business combination by October 25, 2026 unless its shareholders approve an extension. Charlton Aria intends to call an extraordinary general meeting of its shareholders to approve an extension of that date to allow time to complete the Business Combination. Details will be set out in a proxy statement to be filed with the SEC.

Additional information about the proposed transaction, including a copy of the Business Combination Agreement, will be provided in Charlton Aria’s Current Report on Form 8-K to be filed with the SEC and available at www.sec.gov. KQC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of Charlton Aria and a prospectus of KQC relating to the Business Combination.

Advisors

Baker McKenzie & KL Partners Joint Venture Law Firm is serving as legal counsel to KQC. Shinhan Accounting Corporation, a member firm of the RSM International network, has been engaged as KQC’s independent auditor.

Pillsbury Winthrop Shaw Pittman LLP is serving as legal counsel to Charlton Aria.

Maples Group is serving as Cayman Islands counsel.

About KQC

KQC Quantum Inc. is the Delaware parent company of Korea Quantum Computing Co., Ltd. (“KQC”), which was founded in 2021 and is headquartered in Busan, South Korea, with an office in Seoul. KQC helps enterprises put quantum computing and quantum-safe security to work. Its Qubiteer platform uses AI to turn business problems into models that can be solved with classical, quantum or hybrid methods; KQC provides access to multiple quantum technologies, including systems from D-Wave; and it supplies and integrates post-quantum cryptography products for financial, industrial and public-sector customers. For more information, visit www.kqcquantum.com.

About Charlton Aria Acquisition Corporation

Charlton Aria Acquisition Corporation (Nasdaq: CHAR) is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Contacts

Charlton Aria Acquisition Corporation

Paul Strickland, Chief Financial Officer

paul@charltonaria.com

KQC Investor Relations

Chris Mammone

Managing Director, The Blueshirt Group

ir@kqcquantum.com

KQC Media Relations (U.S.)

Joon Young Kim, Chief Executive Officer

Jeehun Hwang, Senior Technical Advisor

press@kqcquantum.com

Important Information About the Proposed Transaction and Where to Find It

In connection with the Business Combination, KQC intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”). The registration statement will include a proxy statement of CHAR and a prospectus of KQC. In connection with the Extension, CHAR intends to file a proxy statement with the SEC. After they have been filed and, where applicable, declared effective, the definitive proxy statements will be mailed to CHAR’s shareholders as of the applicable record dates. SHAREHOLDERS OF CHAR AND OTHER INTERESTED PERSONS ARE URGED TO READ THESE DOCUMENTS, ANY AMENDMENTS TO THEM AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHAR, KQC, THE BUSINESS COMBINATION AND THE EXTENSION. These documents, once available, can be obtained free of charge at the SEC’s website, or by request to Charlton Aria Acquisition Corporation, 221 W 9th St #848, Wilmington, DE 19801

No Offer or Solicitation

This communication is for informational purposes only. It does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval, in any jurisdiction. No securities shall be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of that jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Full disclosure available at: www.kqcquantum.com

Participants in Solicitation

CHAR, KQC and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CHAR’s shareholders in connection with the Business Combination and the Extension. Information about CHAR’s directors and executive officers and their interests in CHAR is set out in CHAR’s filings with the SEC. Additional information about the interests of those participants will be included in the proxy statement/prospectus and the Extension proxy statement when available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. These include statements about the proposed business combination (the “Business Combination”) between Charlton Aria Acquisition Corporation (“CHAR”) and KQC Quantum, Inc. (“KQC”), the expected timing of the Business Combination, the proposed extension of CHAR’s deadline to complete a business combination (the “Extension”), the anticipated benefits of the Business Combination, and KQC’s business strategy, products, customer projects, commercial milestones and future operations. Forward-looking statements can generally be identified by words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “may,” “will,” “should,” “could,” “would,” “potential,” “seek,” “target,” “aim” and similar expressions. These statements are based on current expectations and assumptions and are subject to risks and uncertainties, many of which are outside the parties’ control. Actual results may differ materially.

Factors that could cause actual results to differ include, among others:

●	the risk that the Business Combination is not completed on time or at all;

●	failure to obtain the approval of CHAR’s shareholders for the Business Combination or the Extension;

●	the level of redemptions by CHAR’s public shareholders and the amount of cash available at closing;

●	failure to satisfy the minimum cash condition or any other closing condition;

●	failure to obtain or maintain the listing of the combined company’s securities on Nasdaq;

●	KQC’s ability to commercialize its products and convert pilots and proofs of concept into production deployments and recurring revenue;

●	the early stage of development of the quantum computing and post-quantum security markets;

●	competition, technological change and reliance on third-party hardware and partners;

●	regulatory matters in the Republic of Korea and the United States;

●	the costs of the Business Combination and of operating as a public company; and

●	the other risks to be described in the registration statement on Form S-4 and CHAR’s filings with the SEC.

Forward-looking statements speak only as of the date they are made. Except as required by law, neither CHAR nor KQC undertakes any obligation to update or revise them